UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 11, 2021

SEACHANGE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-38828	04-3197974
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Totten Pond Road, Waltham, MA	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 897-0100

N/A

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (seeGeneral Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	SEAC	The Nasdaq Global Select Market
Series A Participating Preferred Stock Purchase Rights	SEAC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 11, 2021, SeaChange International, Inc. (the “Company”) received a deficiency letter from NASDAQ informing the Company that it was no longer in compliance with NASDAQ Listing Rule 5605(c)(2)(A) requiring at least three (3) independent directors on the Company’s Audit Committee due to the resignation of Mr. Andrew Sriubas from the Company’s board of directors on February 10, 2021. The notification has no immediate effect on the listing of the Company’s common stock on the NASDAQ Capital Market.

In accordance with NASDAQ Listing Rule 5605(c)(4)(B), the Company has an automatic cure period in order to regain compliance with NASDAQ Listing Rule 5605 as follows:

•	Until the earlier of the Company’s next annual shareholders’ meeting or February 10, 2022; or

•	If the next annual shareholders’ meeting is held before August 9, 2021, then the Company must evidence compliance no later than August 9, 2021.

On March 16, 2021, the Company appointed Mr. Julian Singer, a current independent director of the Company, to the Audit Committee. Following this appointment, the Company believes that it is again in compliance with NASDAQ Listing Rule 5605(c)(2)(A).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACHANGE INTERNATIONAL, INC.

	by:	/s/ Michael D. Prinn
Michael D. Prinn
Dated: March 17, 2021		Chief Financial Officer, Senior Vice President and Treasurer